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                                                                   Exhibit 23.2


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Implant Sciences Corporation for the registration of its common stock and to the incorporation by reference therein of our report dated August 23, 2002 (except for Note 13, as to which the date is October 7, 2002), with respect to the financial statements and schedules of Implant Sciences Corporation included in its Annual Report (Form 10-KSB/A Amendment No. 1) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP


Boston, Massachusetts
July 13, 2004